U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2014

QUORUM CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	333-183870	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

KSC House, Mama Ngina Street

11th Floor

P.O. Box 30251-00100

Nairobi, Kenya

(Address of principal executive offices)

(254) 73-3817923

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

Reference is made to the disclosure set forth under Item 5.02 in our Current Report filed on Form 8-K on January 29, 2014, which disclosure is incorporated herein by reference. On February 3, 2014, Quorum Corp. (the “Company”), Ben Ridding (the “Purchaser”), and Yasmeen Savji (the “Seller”) closed on a stock purchase agreement, dated January 23, 2014 (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Seller, 32,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 53.42% of the issued and outstanding shares of the Company, for an aggregate purchase price of $15,000 (the “Purchase Price”) (the “Stock Purchase”). Prior to the closing of the Stock Purchase Agreement, the Seller was our majority shareholder, President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and member of the board of directors of the Company (the “Board”).

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Stock Purchase Agreement, by and between Ben Ridding and Yasmeen Savji

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Quorum Corp.

Dated: February 14, 2014	By:	/s/ Benjamin Ridding
Benjamin Ridding, President, Secretary, Treasurer and Director